Designated Filer:	Warburg Pincus & Co.
Issuer & Ticker Symbol:	Talon Therapeutics, Inc. [TLON]
Date of Event Requiring Statement:	August 17, 2012

Explanation of Responses:

(1)  This Form 4 is filed on behalf of  Warburg Pincus Private Equity X, L.P., a Delaware limited partnership (“WP X”),  Warburg Pincus X  Partners, L.P., a Delaware limited partnership (“WPP X” and, together with WP X, the “WP X Funds”), Warburg Pincus X, L.P., a Delaware limited partnership and the sole general partner of each of the WP X Funds (“WP X LP”), Warburg Pincus X LLC, a Delaware limited liability company and the sole general partner of WP X LP (“WP X LLC”), Warburg Pincus Partners LLC, a New York limited liability company and the sole member of WP X LLC (“WPP LLC”), Warburg Pincus LLC, a New York limited liability company that manages each of the WP X Funds (“WP LLC”), Warburg Pincus & Co., a New York general partnership and the managing member of WPP LLC (“WP”), Charles R. Kaye and Joseph P. Landy, each a Managing General Partner of WP and a Co-President and Managing Member of WP LLC.  Messrs. Kaye and Landy may be deemed to control the WP X Funds, WP X LP, WP X LLC, WPP LLC, WP and WP LLC.  Each of the WP X Funds, WP X LP, WP X LLC, WPP LLC, WP, WP LLC, and Messrs. Charles R. Kaye and Joseph P. Landy is a “Warburg Pincus Reporting Person” and collectively, the “Warburg Pincus Reporting Persons.”

    WP X and WPP X share a contractual right to designate five (5) directors to the Board of Directors of Talon Therapeutics, Inc. (f/k/a Hana Biosciences, Inc.), a Delaware corporation (the “Company”).  Ms. Gonzalo, a director of the Company, is a Member and Managing Director of WP LLC and a Partner of WP.  This Form 4 shall not be deemed an admission that any Warburg Pincus Reporting Person, other than the WP X Funds, or any other person referred to herein is a beneficial owner of any Securities (as defined below) or the right to acquire Series A-3 Preferred for purposes of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or for any other purpose or that any Reporting Person or other person has an obligation to file this Form 4.  The WP X Funds, WP X LP, WP X LLC, WPP LLC and WP are directors-by-deputization solely for purposes of Section 16 of the Exchange Act.

(2) WP X directly beneficially owns 78,489 shares of Series A-3 Convertible Preferred Stock, par value $0.001 per share (the “Series A-3 Preferred”), of the Company and WPP X directly beneficially owns 2,511 shares of Series A-3 Preferred (together with the 78,489 shares of Series A-3 Preferred beneficially owned by WP X, the “Securities”).  By reason of the provisions of Rule 16a-1 of the Exchange Act, each of the Warburg Pincus Reporting Persons, other than the WP X Funds, may be deemed to be the beneficial owners of an indeterminate portion of the Securities that may be deemed to be beneficially owned by the WP X Funds, and each WP X Fund may be deemed to beneficially own an indeterminate portion of the Securities that may be deemed to be beneficially owned by the other WP X Fund.  Each of the Warburg Pincus Reporting Persons, other than the WP X Funds, may be deemed to have an indirect pecuniary interest in an indeterminate portion of the Securities that may be deemed to be beneficially owned by the WP X Funds.  Each Warburg Pincus Reporting Person disclaims beneficial ownership of all Securities that may be deemed to be beneficially owned by the WP X Funds, except to the extent of any indirect pecuniary interest therein, and each WP X Fund disclaims beneficial ownership of all Securities that may be deemed to be beneficially owned by the other WP X Fund.

(3) Each share of Series A-3 Preferred is convertible into such number of shares of common stock of the Company, par value $0.001 (“Common Stock”), as is equal to the accreted value of such share of Series A-3 Preferred divided by a conversion price equal to $0.35 as of August 17, 2012, subject to adjustment pursuant to the terms of the certificate of designation setting forth the designations, preferences, limitations and relative rights of the Series A-3 Preferred.  Unless converted or redeemed pursuant to their terms, the Series A-3 Preferred do not expire.

Designated Filer:	Warburg Pincus & Co.
Issuer & Ticker Symbol:	Talon Therapeutics, Inc. [TLON]
Date of Event Requiring Statement:	August 17, 2012

(4) WP X and WPP X partially exercised their contractual right to acquire Series A-3 Preferred. WP X acquired 52,326 shares of Series A-3 Preferred and WPP X acquired 1,674 shares of Series A-3 Preferred.  Deerfield Private Design Fund, L.P., Deerfield Private Design International, L.P., Deerfield Special Situation Fund, L.P., and Deerfield Special Situations Fund International Limited exercised their right to purchase ten percent (10%) of such shares and acquired 6,000 shares of Series A-3 Preferred in the aggregate, which reduced the number of shares acquirable by the WP X Funds pursuant to their contractual right by such amount.   By reason of the provisions of Rule 16a-1 of the Exchange Act, each of the Warburg Pincus Reporting Persons, other than the WP X Funds, may be deemed to be the beneficial owners of an indeterminate portion of such right to acquire shares of Series A-3 Preferred that may be deemed to be beneficially owned by the WP X Funds, and each WP X Fund may be deemed to beneficially own an indeterminate portion of the right to acquire shares of Series A-3 Preferred that may be deemed to be beneficially owned by the other WP X Fund.  Each of the Warburg Pincus Reporting Persons, other than the WP X Funds, may be deemed to have an indirect pecuniary interest in an indeterminate portion of the right to acquire shares of Series A-3 Preferred that may be deemed to be beneficially owned by the WP X Funds.  Each Warburg Pincus Reporting Person disclaims beneficial ownership of the right to acquire shares of Series A-3 Preferred that may be deemed to be beneficially owned by the WP X Funds, except to the extent of any indirect pecuniary interest therein, and each WP X Fund disclaims beneficial ownership of right to acquire shares of Series A-3 Preferred that may be deemed to be beneficially owned by the other WP X Fund.